STEGMAN & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
MANAGEMENT CONSULTANTS SINCE




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of View Systems, Inc. for the year ended December 31, 2001 and our report dated April 5, 2002 included in its Form 10-KSB. We acknowledge the use of unaudited interim financial statements and we consent to all references to our firm included in or made a part of this registration statement.




                                   /s/ Stegman & Company

Baltimore, Maryland
January 14, 2003





Suite 200, 405 East Joppa Road Baltimore, Maryland 21286 * 410-823-8000 * Fax:
410-296-4815 * www.stegman.com*